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                                                                   EXHIBIT 10.12

                                    RELEASE


     FOR VALUE RECEIVED, the undersigned, CENTURY BUSINESS CREDIT CORPORATION together with its successors, assigns, executors and administrators (collectively, the "Releasors") hereby release, acquit and forever discharge GIANT GROUP, LTD., as well as its successors, assigns, directors, officers, agents, servants and employees, past and present, and each of them (collectively, "Releasee"), from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, which against the Releasee, Releasor, ever had, now has or hereafter can, shall or may have, for, upon, or by reason of or in respect of any matter, cause or thing whatsoever relating to the transactions contemplated by the (a) Factoring Agreement dated as of August 10, 1999 between Releasee and Periscope (as amended, restated, supplemented and modified from time to time) and (b) the Limited Guaranty dated August 9, 1999 made by Giant in favor of Releasee (as amended, restated, supplemented and modified from time to time), from the beginning of the world to the day of the date of this Release.

     Nothing contained in this Release shall be deemed a release by Releasor in any manner whatsoever of any obligations of Releasee to Releasor under the Amended and Restated Cash Pledge and Security Agreement dated as of April 28, 2000 between Releasee and Releasor (as amended, restated, supplemented and modified from time to time) and/or the cash collateral pledged by Releasee to Releasor thereunder, which such agreement remains in full force and effect in accordance with its terms.

     This Release is not intended to be and shall not be deemed, construed or treated in any respect as an admission of liability by any person or entity for any purpose.

     This Release may not be changed orally.

     IN WITNESS WHEREOF, the Releasors have executed this Release on the 31st day of October, 2000.

                                    CENTURY BUSINESS CREDIT CORPORATION


                                    By: /s/ CHRISTOPHER GOLL
                                       ----------------------------
                                    Title: Senior Vice President
                                          -------------------------
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STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

     On this 31 day of October, 2000 before me personally came Christopher Goll, to me known, who, by me duly sworn, did depose and say that he is the Senior Vice President of CENTURY BUSINESS CREDIT CORPORATION, the corporation described in, and which executed the foregoing Release, and duly acknowledged to me that he executed the same by order of the board of said corporation.


                                                 /s/ LOUKIA HARRIS
                                             --------------------------
                                                    Notary Public